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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Dominion Resources, Inc. for the registration of 14,734,012 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 2001, with respect to the consolidated financial statements and schedule of Louis Dreyfus Natural Gas Corp. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP
Oklahoma City, Oklahoma
September 18, 2001